Exhibit 99.1

Stanley Black & Decker Reports 1Q 2020 Results and Details $1 Billion Cost Reduction and Efficiency Program

New Britain, Connecticut, April 30, 2020 … Stanley Black & Decker (NYSE: SWK) today announced first quarter 2020 financial results.

•	1Q’20 Revenues Totaled $3.1 Billion, Down 6% Versus Prior Year, With A 7% Organic Decline Primarily Related To Impacts From COVID-19

•
1Q’20 Diluted GAAP EPS Was $0.88; Excluding Charges, 1Q’20 Diluted EPS Was $1.20, Reflecting $60 Million In External Headwinds And Coronavirus Related Volume Declines Partially Offset By Margin Resiliency Actions

•	Recently Announced Cost Reduction Program Expected To Deliver $1 Billion In Annualized Savings With $500 Million In 2020

•	Continues Suspension Of Guidance But Currently Expects Second Quarter To Be The Trough For 2020 Revenue Decline

1Q’20 Key Points:

•	Net sales for the quarter were $3.1 billion, down 6% versus prior year, as acquisitions (+2%) and price (+1%) were more than offset by volume (-8%) and currency (-1%).

•
Gross margin rate for the quarter was 32.7%. Excluding charges, the rate was 33.0%, down 40 basis points from prior year as price, margin resiliency and other cost controls in late March were more than offset by lower volumes, higher manufacturing costs related to the virus as well as currency and tariff headwinds. Higher manufacturing costs resulted from significant increases in PPE and freight costs.

•
SG&A expenses were 23.9% of sales. Excluding charges, SG&A expenses were 23.0% of sales compared to 22.7% in 1Q’19, reflecting tight cost management and headcount reductions from 2019 actions partially offsetting the impact from lower volumes.

•	The tax rate was 8.8%. Excluding charges, the tax rate was 12.5% versus 15.0% in 1Q’19.

Exhibit 99.1

•	Working capital turns for the quarter were 6.0, up 0.2 turns from prior year.

Stanley Black & Decker’s President and CEO, James M. Loree, commented, “We have focused our organization around four key priorities: (1) ensuring the health and safety of our employees and supply chain partners; (2) maintaining business continuity and financial strength and stability; (3) serving our customers as they provide essential products and services to the world; and (4) doing our part to mitigate the impact of the virus across the globe.

“In the first quarter, as we navigated through the early stages of one of the more challenging global crises the world has experienced, our team demonstrated great agility and resiliency in tackling the supply chain and initial demand impacts from the global pandemic as well as the carry-over headwinds from tariffs and currency. We are making critical decisions around those priorities every day to protect the company, our employees and all of our stakeholders. We are proud of how quickly and effectively our employees have responded and are confident in our ability to maintain the vitality, strength and sustainability of our 177 year old company.”

1Q’20 Segment Results

($ in M)
	Sales	Profit	Charges[1]	Profit Ex- Charges[1]	Profit Rate	Profit Rate Ex- Charges[1]

Tools & Storage	$2,071	$234.8	$3.1	$237.9	11.3%	11.5%

Industrial	$591	$67.8	$10.4	$78.2	11.5%	13.2%

Security	$468	$20.9	$13.9	$34.8	4.5%	7.4%
1 See Merger And Acquisition (“M&A”) Related And Other Charges On Page 6

•
Tools & Storage net sales declined 10% versus 1Q’19 from the impacts of lower volume (-9%) and currency (-2%) partially offset by price (+1%). Revenue across all regions declined due to the impact from the global pandemic with North America -8%, Europe -7% and emerging markets -13%. The North America organic decline was driven by the expected difficult comparison to the prior year’s Craftsman rollout and the unexpected pandemic-related impacts that emerged during the quarter. Europe and emerging markets were impacted by customer closures and government restrictions beginning in late February which continued through the end of the quarter. Overall Tools & Storage segment profit rate, excluding charges,

Exhibit 99.1

was 11.5%, down from the 1Q’19 rate of 12.1%, as the benefits from cost control, margin resiliency actions and price were slightly offset by lower volume, tariffs and currency.

•
Industrial net sales increased 6% versus 1Q’19 as the IES Attachments and CAM acquisitions (+15%) were partially offset by volume (-8%) and currency (-1%). Engineered Fastening organic revenues were down 9% as share gains were more than offset by lower global automotive light vehicle and general industrial production. Infrastructure organic revenues were down 6% as modest growth in Oil & Gas was more than offset by lower North American Attachment Tools volumes. Overall Industrial segment profit rate, excluding charges, was 13.2%, down from the 1Q’19 rate of 13.9%, as the negative virus-related volume impacts and currency were partially offset by cost control and margin resiliency initiatives.

•
Security net sales declined 4% versus 1Q’19 due to divestitures (-2%) and currency (-2%). North America organic growth was up 2% as higher volume in automatic doors and healthcare were partially offset by lower installation and service revenue in commercial electronic security. Europe was down 1% organically as a decline due to customer restrictions in France and the UK was partially offset by growth in Sweden. Although the commercial electronic security organic growth in both regions were impacted by customer and government restrictions, the installation orders and backlog (+20% versus prior year) remain in a healthy position. The overall Security segment profit rate, excluding charges, was 7.4%, which was down from the 1Q’19 rate of 10.3%, as price and cost control were more than offset by lower volume in electronic security, investments to support growth and the impact from the Sargent & Greenleaf divestiture.

$1 Billion Cost Reduction Program

The Company’s cost reduction program, announced on April 2, is currently being implemented and is expected to deliver $1 billion in annualized cost savings with an approximate pre-tax charge of $160 million expected to be primarily recognized during 2Q 2020. Based on the extraordinary sacrifices that our employees are making at this time, Jim Loree and all of the Company’s most senior executives, as well as all board members, have elected to forego 20% of their ongoing cash compensation at least for the remainder of the year.

The program’s primary focus is to:

•	Adjust the Company’s supply chain and manufacturing labor base to match the current demand environment

Exhibit 99.1

•	Substantially reduce indirect spending (currently ~$1.7B annualized)

•	Reduce staffing, compensation & benefits in a manner that ensures the Company is prepared for a demand recovery at the appropriate time

•	Capture the significant raw material deflation opportunity

Given the unusual breadth of potential forward demand scenarios which may unfold in the coming months, the program has been carefully and thoughtfully designed to preserve the Company’s financial strength and execution capability while providing flexibility to modulate costs up or down based on depth and duration of the crisis and the associated demand development.

Liquidity & 2020 Outlook

Stanley Black & Decker believes it is in a strong financial position and has significant flexibility to navigate this volatile period:

•	Maintains strong investment grade credit ratings

•	Possesses approximately $1B of cash on-hand as of quarter end

•	Manages a robust and highly rated commercial paper program ($3B program with $1.7B outstanding as of quarter end).

•	Carries $3 billion of revolving credit facilities backed by a well-capitalized, diversified bank group

•
Has the ability to generate additional cash proceeds of $750 million in the second quarter upon the successful remarketing of its Series C Convertible Preferred Stock, pursuant to its 2017 Equity Units Transaction

In addition, the Company plans to reduce capital expenditures and temporarily suspend acquisition-related activity and share repurchases until the demand outlook is clearer. The near term priority for capital deployment will be focused on deleveraging in line with our strong, investment grade credit ratings. From a portfolio perspective, the Company is deferring the Security strategic review until after the environment stabilizes.

On April 2nd, the Company withdrew its full year guidance as a result of the uncertain macro environment. The Company anticipates COVID-19 driven demand disruptions to negatively impact 2020 results versus prior guidance and will provide context on scenario planning for its businesses on today’s earnings call.

Donald Allan Jr., Executive Vice President and CFO, commented, “In an environment that continues to change each day, we are doing everything we can to evaluate and prepare for the wide variety of scenarios that could occur in 2020 and beyond. We are continuing to suspend our guidance for now and are experiencing substantial revenue declines early in the second quarter which we

Exhibit 99.1

currently expect will represent the trough quarter for the year. We have moved quickly and decisively in the initial steps we have taken so far - including our capital deployment focus and $1 billion cost reduction program - to ensure we maintain a strong operational foundation and balance sheet during this unpredictable period. We are confident that once through this event we will be in a position of strength to benefit from a recovery.”

Merger And Acquisition (“M&A”) Related And Other Charges

Total pre-tax M&A related and other charges in 1Q'20 were $61.7 million, primarily related to deal costs, Security business transformation and margin resiliency initiatives, and non-cash inventory step-up charges. Gross margin included $9.1 million of these charges while SG&A included $29.8 million. Other, net and Restructuring included $18.9 million and $3.9 million of these charges, respectively.

Share of net earnings of equity method investment included $1.0 million of charges.

The Company will host a conference call with investors today, April 30, 2020, at 8:00 am ET. A slide presentation which will accompany the call will be available at www.stanleyblackanddecker.com and will remain available after the call.

The call will be accessible by telephone within the U.S. at (877) 930-8285, from outside the U.S. at +1 (253) 336-8297, and via the Internet at www.stanleyblackanddecker.com. To participate, please register on the website at least fifteen minutes prior to the call and download and install any necessary audio software.  Please use the conference identification number 2168249. A replay will also be available two hours after the call and can be accessed at (855) 859-2056 or +1 (404) 537-3406 using the passcode 2168249. The replay will also be available as a podcast within 24 hours and can be accessed on our website and via iTunes.

Stanley Black & Decker, an S&P 500 company, is a diversified global provider of hand tools, power tools and related accessories, electronic security solutions, healthcare solutions, engineered fastening systems, and more. Learn more at www.stanleyblackanddecker.com.

Exhibit 99.1

Investor Contacts:

Dennis Lange
Vice President, Investor Relations
dennis.lange@sbdinc.com
(860) 827-3833

Cort Kaufman
Director, Investor Relations
cort.kaufman@sbdinc.com
(860) 515-2741

Media Contacts:

Shannon Lapierre
Vice President, Communications & Public Relations
shannon.lapierre@sbdinc.com
(860) 827-3575

Organic sales growth is defined as total sales growth less the sales of companies acquired and divested in the past twelve months and any foreign currency impacts. Operating margin is defined as sales less cost of sales and selling, general and administrative expenses. Management uses operating margin and its percentage of net sales as key measures to assess the performance of the Company as a whole, as well as the related measures at the segment level. Free cash flow is defined as cash flow from operations less capital and software expenditures. Management considers free cash flow an important indicator of its liquidity, as well as its ability to fund future growth and to provide a return to the shareowners. Free cash flow does not include deductions for mandatory debt service, other borrowing activity, discretionary dividends on the Company’s common stock and business acquisitions, among other items. Free cash flow conversion is defined as free cash flow divided by net income. The normalized statement of operations and business segment information, as reconciled to GAAP on pages 12 and 13, is considered relevant to aid analysis of the Company’s margin and earnings results aside from the material impact of the M&A related and other charges.

Exhibit 99.1

CAUTIONARY STATEMENTS
Under the Private Securities Litigation Reform Act of 1995

This document contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are "forward-looking statements" for purposes of federal and state securities laws, including any projections or guidance of earnings, revenue or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements concerning proposed new products, services or developments; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing. Forward-looking statements may include, among other, the words "may," "will," "estimate," "intend," "continue," "believe," "expect," "anticipate" or any other similar words.

Although the Company believes that the expectations reflected in any of its forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of its forward-looking statements. The Company's future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, such as those disclosed or incorporated by reference in the Company's filings with the Securities and Exchange Commission.

Important factors that could cause the Company's actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in its forward-looking statements include, among others, the following: (i) successfully developing, marketing and achieving sales from new products and services and the continued acceptance of current products and services; (ii) macroeconomic factors, including global and regional business conditions (such as Brexit), commodity prices, inflation, and currency exchange rates; (iii) laws, regulations and governmental policies affecting the Company's activities in the countries where it does business, including those related to tariffs, taxation, and trade controls; (iv) the economic environment of emerging markets, particularly Latin America, Russia, China and Turkey; (v) realizing the anticipated benefits of mergers, acquisitions, joint ventures, strategic alliances or divestitures, including the successful integration of the CAM acquisition into the Company and the return to production of the Boeing 737 MAX; (vi) pricing pressure and other changes within competitive markets; (vii) availability and price of raw materials, component parts, freight, energy, labor and sourced finished goods; (viii) the impact the tightened credit markets may have on the Company or its customers or suppliers; (ix) the extent to which the Company has to write off accounts receivable or assets or experiences supply chain disruptions in connection with bankruptcy filings by customers or suppliers; (x) the Company's ability to identify and effectively execute productivity improvements and cost reductions; (xi) potential business and distribution disruptions, including those related to physical security threats, information technology or cyber-attacks, epidemics, sanctions or natural disasters; (xii)the effects of COVID-19 and the related impact on the Company's liquidity and operations, including demand for its products, as well as the effectiveness of the Company's associated cost-saving measures; (xiii) the continued consolidation of customers, particularly in consumer channels; (xiv) managing franchisee relationships; (xv) the impact of poor weather conditions; (xvi) maintaining or improving production rates in the Company's manufacturing facilities, responding to significant changes in product demand and fulfilling demand for new and existing products; (xvii) changes in the competitive landscape in the Company's markets; (xviii) the Company's non-U.S. operations, including sales to non-U.S. customers; (xix) the impact from demand changes within world-wide markets associated with homebuilding and remodeling; (xx) potential adverse developments in new or pending litigation and/or government investigations; (xxi) changes in the Company's ability to obtain debt on commercially reasonable terms and at competitive rates; (xxii) substantial pension and other postretirement benefit obligations; (xxiii) potential environmental liabilities; (xxiv) work stoppages or other labor disruptions; (xxv) changes in accounting estimates and (xxvi) the Company's ability to successfully complete the remarketing of the Series C Cumulative Perpetual Convertible Preferred Stock within the time period or on the terms currently contemplated, if at all.

Additional factors that could cause actual results to differ materially from forward-looking statements are set forth in the Annual Report on Form 10-K and in the Quarterly Report on Form 10-Q, including under the heading "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and in the Consolidated Financial Statements and the related Notes.

Forward-looking statements in this press release speak only as of the date hereof, and forward-looking statements in documents attached that are incorporated by reference speak only as of the date of those documents. The Company does not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.